JUBILEE ACQUISITION CORPORATION
        (A DEVELOPMENT STAGE COMPANY)
            FINANCIAL STATEMENTS
          AS OF DECEMBER 31, 2001


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         JUBILEE ACQUISITION CORPORATION
        (A DEVELOPMENT STAGE COMPANY)


                   CONTENTS

PAGE 1       INDEPENDENT AUDITORS' REPORT

PAGE 2       BALANCE SHEET AS OF DECEMBER 31, 2001

PAGE 3       STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
             DECEMBER 31, 2001 AND 2000 AND FOR THE PERIOD FROM
             MARCH 24, 1999 (INCEPTION) TO DECEMBER 31, 2001

PAGE 4       STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
             FOR THE PERIOD FROM MARCH 24, 1999 (INCEPTION) TO
             DECEMBER 31, 2001

PAGE 5       STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
             DECEMBER 31, 2001 AND 2000 AND FOR THE PERIOD FROM
             MARCH 24, 1999 (INCEPTION) TO DECEMBER 31, 2001

PAGES 6 - 8  NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2001

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          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
Jubilee Acquisition Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Jubilee Acquisition Corporation (a development stage company) as of December 31, 2001 and the related statements of operations, changes in stockholder's equity and cash flows for the years ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Jubilee Acquisition Corporation (a development stage company) as of December
31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 and for the period from March 24, 1999 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


WEINBERG & COMPANY, P.A.

Boca Raton, Florida
February 1, 2002

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              JUBILEE ACQUISITION CORPORATION
               (A DEVELOPMENT STAGE COMPANY)
                       BALANCE SHEET
                    December 31, 2001

                      ASSETS

Cash                                    $ 500
                                        ------

TOTAL ASSETS                            $ 500
                                        ======

        LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES                             $  -


STOCKHOLDER'S EQUITY

Preferred Stock, $.0001 par value,
 20,000,000 shares authorized,
 none issued and outstanding                -
Common Stock, $.0001 par value,
 100,000,000 shares authorized,
 5,000,000 issued and outstanding         500
Additional paid-in capital                535
Deficit accumulated during
    development stage                    (535)
                                         -----

 Total Stockholder's Equity               500
                                         -----
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                  $ 500
                                       =======



See accompanying notes to financial statements
                     2

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              JUBILEE ACQUISITION CORPORATION
               (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF OPERATIONS

                                                      For the Period
                                                          From
                      For the Year   For the Year     March 24, 1999
                         Ended          Ended         (Inception) to
                      December 31,   December 31,       December 31,
                          2001          2000               2001
                      -----------    ------------     --------------

Income                $      -        $   -            $     -

Expenses
 Organization expense        -            -                 535
                      ----------      ---------        ---------

Total expenses               -            -                 535
                      ----------      ---------         ---------

NET LOSS              $      -         $  -             $  (535)
==========            ==========      =========        ==========


        See accompanying notes to financial statements
                             3

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                        JUBILEE ACQUISITION CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                FOR THE PERIOD FROM MARCH 24, 1999 (INCEPTION)
                           TO DECEMBER 31, 2001

                                                          Deficit
                                                         Accumulated
                                                           During
                        Common Stock Issued    Paid-In   Development
                          Shares     Amount    Capital      Stage      Total
                         -------     ------    -------   ----------   -------

Common Stock Issuance    5,000,000    $ 500     $  -        $  -       $ 500

Fair value of expenses
  contributed                   -        -        535          -         535

Net loss for the years ended:
 December 31, 1999              -        -         -          (535)     (535)
 December 31, 2000              -        -         -           -          -
 December 31, 2001              -        -         -           -          -
                          ---------   ------     -----     --------    ------
BALANCE AT
  DECEMBER 31, 2001      5,000,000    $ 500      $ 535       $(535)    $ 500
===================      =========    =====      =====      =======    ======

     See accompanying notes to financial statements
                           4


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                     JUBILEE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF CASH FLOWS

                                                         For The Period
                                                              From
                            For the Year                 March 24, 1999
                               Ended         Ended       (Inception) to
                            December 31,   December 31,   December 31,
                               2001          2000            2001
                           -----------    -----------   ------------

CASH FLOWS FROM
  OPERATING ACTIVITIES:

Net loss                     $    -         $   -          $   (535)
Adjustment to reconcile
 net loss to net cash used
 by operating activities

Contributed expenses              -             -               535
                               -------        -------        --------

 Net Cash Used In
   Operating Activities           -            -                -
                               -------        -------        --------
CASH FLOWS FROM
  INVESTING ACTIVITIES            -             -                -
                               -------        -------        --------
CASH FLOWS FROM
  FINANCING ACTIVITIES:

 Proceeds from issuance of
   common stock                   -             -              500
                               -------        -------        --------
 Net Cash Provided By
   Financing Activities           -             -              500
                               -------        -------        -------
INCREASE IN CASH AND
  CASH EQUIVALENTS                -             -              500

CASH AND CASH EQUIVALENTS -
  BEGINNING OF PERIOD           500            500               -
                               -------        -------        -------
CASH AND CASH EQUIVALENTS -
   END OF PERIOD              $ 500            500             500
=================             ========        =======         ======


          See accompanying notes to financial statements
                           5


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NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Organization and Business Operations

Jubilee Acquisition Corporation (a development stage company) ("the Company") was incorporated in Delaware on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At December 31, 2001, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business.

(B) Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109,
"Accounting for Income Taxes" ("Statement 109").  Under Statement
109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the years ended December 31, 2001 and 2000.

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(E) New Accounting Pronouncements

The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

Statement No. 142, "Goodwill and Other Intangible Assets" supercedes
APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

                              7

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NOTE 2	STOCKHOLDER'S EQUITY

(A) Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

(B) Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 5,000,000 shares of its common stock to TPG Capital Corporation ("TPG") pursuant to Rule 506 for an aggregate consideration of $500.

(C) Additional Paid-In Capital

Additional paid-in capital at December 31, 2001 represents the fair value of the amount of organization and professional costs incurred by TPG on behalf of the Company (See Note 3).


NOTE 3	AGREEMENT

On March 24, 1999, the Company signed an agreement with TPG, a related entity (See Note 4). The Agreement calls for TPG to provide the following services, without reimbursement from the Company, until the Company enters into a business combination as described in Note 1(A):

1.	Preparation and filing of required documents with the
           Securities and Exchange Commission.
2.	Location and review of potential target companies.
3.	Payment of all corporate, organizational, and other costs
            incurred by the Company.


NOTE 4	RELATED PARTIES

Legal counsel to the Company is a firm owned by a director of the Company who also owns a controlling interest in the outstanding stock of TPG. (See Note 3)

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